UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2011

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

POZEN, Inc., a Delaware corporation (“POZEN” or “the Company”) has been informed by GlaxoSmithKline (“GSK”), the holder of the New Drug Application for Treximet® (sumatriptan succinate/naproxen sodium), that the United States Food and Drug Administration (“FDA”) has not accepted its submission of clinical study data with respect to the use of Treximet® in a pediatric population.  As a result, FDA cannot make a determination of whether the product will qualify to receive an additional six (6) months of exclusivity and, therefore, will not be granted pediatric exclusivity before regulatory exclusivity is set to expire on April 15, 2011.

The Company has three issued U.S. patents covering Treximet which are licensed exclusively to GSK in the United States, two of which expire in August 2017 and one which expires in October 2025, which have been challenged by four generic companies who have filed Abbreviated New Drug Applications with FDA seeking approval to market generic versions of the product.  The Company filed suit against Par Pharmaceuticals Inc. (“Par,”) Alphapharm Pty Ltd., (“Alphapharm,”),Teva Pharmaceuticals USA (“Teva”), and Dr. Reddy’s Laboratories, Inc. (“Dr. Reddy’s”), all in the United States District Court for the Eastern District of Texas, and the cases were consolidated into one suit.  A settlement was reached with Teva in April 2010.  The case against Par, Alphapharm and Dr. Reddy’s was tried before Judge Leonard Davis in October 2010.  A decision in the case is pending.

In the absence of a decision in the lawsuit prior to the expiration of regulatory exclusivity, Par, which the Company believes has 180 days of exclusivity for its generic product, could launch its generic version of Treximet into the United States market, at risk, after April 15, 2011.  If Par launches its generic product and one or more of the Company’s patents are later upheld by the Court, Par may be required to withdraw its generic product from the market and, in addition, may be required to pay the Company damages, including potentially enhanced damages.

GSK has also informed the Company that FDA has agreed to allow GSK to resubmit its pediatric data once additional information is available, allowing FDA to make a pediatric exclusivity determination.  If one or more of the Company’s patents are upheld by the Court and pediatric exclusivity is granted, an additional six (6) months may be added to the patent period of any patent covering Treximet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  February 23, 2010